THIRD AMENDMENT TO THE
              DENTSPLY EMPLOYEE STOCK OWNERSHIP PLAN


The DENTSPLY Employee Stock Ownership Plan, as amended, effective as of December 1, 1982 and restated as of January 1, 1991, (the "Plan"), is hereby amended effective as of January 1, 1996 (unless otherwise noted) in the following manner:

1. Section 2.14 of the Plan is hereby amended by adding thereto the following language at the end of the third paragraph thereof:

          Effective for plan years beginning after December 31, 1996, the family aggregation rules required by IRC ss. 414(q)(6) of the Code have been deleted from the plan. This subsection is subject to the plan amendment rules of ss. 1.401(a) 4-5(a) of the regulations.

          The plan is amended to delete the provision of family aggregation as described in ss. 401 (a)(17)(A) of the Code, which requires a plan participant, the spouse of such participant, and any lineal descendants who have not attained age 19 before the close of the plan year to be treated as a single participant for purposes of applying the limitation on compensation for a plan year.

2. Section 2.15 of the Plan is hereby amended by adding thereto new subsections (d), (e), (f), (g), and (h), to read, in their entirety, as follows:

            (d)  Employees of Tulsa Dental Products for all prior
                 service with Tulsa Dental Products, L.L.C. and
                 Quality Dental Products, Inc.
            (e)  Employees of New Image Industries
                 for all prior service with New
                 Image Industries, Inc. and Insight
                 Imaging Systems, Inc.
            (f)  Employees of MPL Technologies for
                 all prior service with MPL
                 Technologies, Inc.
            (g)  Employees of InfoSoft for all
                 prior service with InfoSoft Inc.
            (h)  Employees of GAC International for
                 all prior service with GAC
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                 International, Inc.

          Notwithstanding any provision of this plan to the contrary, contribution, benefits, and service credit with respect to qualified military service will be provided in accordance with ss. 414(u) of the Internal Revenue Code.

3. Section 10.03(c) of the Plan is hereby amended by adding thereto the following language immediately following the language added by the First Amendment to the Plan:

          Effective January 1, 1998 for Participants incurring a Termination of Service after January 1, 1998, the Capital Accumulation of $3,500 shall be increased to $5,000 for purposes of immediate distribution without the written consent of the Participant.

4. Section 10.03(c) of the Plan is hereby amended by adding thereto the following language at the end of the last paragraph thereof:

          For Participants who are active Employees and reach age 70 1/2 during 1996 to 1998, the right to receive a distribution according to the terms of this paragraph shall be an optional form of benefit. This paragraph shall not apply to Participants who are active Employees (excluding 5% owners) and reach age 70 1/2 in 1999 and thereafter.

5. Article XV shall be amended by adding thereto a new Section 15.04 to read, in its entirety, as follows:

          Any contribution to this plan on behalf of any owner- employee may be made only with respect to the earned income of the owner-employee that is derived from the trade or business with respect to which the plan is established.

6.   In all other respects, the Plan shall remain unchanged by this amendment.
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